                                                                     EXHIBIT 4.3

CUSIP NO.  15134BAC6


THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "IAI") (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT TO
(A) THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI, THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF A PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE,

IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE AND REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS
NOTE IN VIOLATION OF THE FOREGOING.

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF CENTENNIAL COMMUNICATIONS CORP. AT 1600 WYNKOOP STREET, SUITE 300, DENVER, COLORADO 80202, TELEPHONE NUMBER: (303) 571-5050, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING ORIGINAL ISSUE DISCOUNT.

THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE NOTES AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 64 SHARES, PAR VALUE $.01 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) 360 DAYS FROM THE DATE OF ISSUANCE,
(ii) SUCH DATE AS SALOMON BROTHERS INC MAY, IN ITS DISCRETION, DEEM APPROPRIATE, OR (iii) IN THE EVENT OF A CHANGE OF CONTROL, THE DATE THE COMPANY MAILS A NOTICE THEREOF, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

Under the terms of the warrant agreement relating to the Warrants (the "Warrant Agreement"), the holder of this security may at any time on or after the Separation Date, at its option, by notice to the Trustee, elect to separate or separately transfer the Notes and the Warrants represented hereby, in whole or in part, and shall thereafter surrender this security to the Trustee for the exchange of this security, in whole or in part, for such Warrant or Warrants and for a Note or Notes of a like aggregate principal amount and of authorized denominations not bearing this Unit Legend; provided that no delay or failure on the part of the Trustee or the Warrant Agent to exchange this security for such Warrant or Warrants and Note or Notes shall affect the separation of such Notes and Warrants represented hereby or their separate transferability. Until such separation, the holder of this security is, for each $1,000 principal amount at maturity of Notes, also the record owner of one Warrant expiring January 1, 2005, to purchase 64 shares of Common Stock of the Company, par value $.01 per share (subject to adjustment as provided in the Warrant Agreement). The Company has deposited with the Trustee, as custodian for the Holder of the Notes bearing this Unit Legend, a certificate or certificates for Warrants to purchase an aggregate of 2,560,000 shares of Common Stock (subject to adjustment as provided in the Warrant Agreement). Prior to the separation of the Notes and the Warrants as described above, record ownership of the Warrants is transferable only by the transfer of this Note on the Note register maintained by the Company pursuant to this Indenture. After such separation, ownership of a Warrant is transferable only by the transfer of the certificate representing such Warrant in accordance with the provisions of the Warrant Agreement.

By accepting a security bearing this Unit Legend, each holder of this security shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent).

Election to Exercise.  On or after the date on which the Warrants may be
--------------------
exercised pursuant to the terms of the Warrant Agreement, the Warrants may be exercised by obtaining from the Trustee, as custodian for Holders of securities bearing this Unit Legend, the required forms of election to exercise, declaration form and instructions for payment of the Exercise Price (as such term is defined in the Warrant Agreement). Upon receiving the required forms and payment of such Exercise Price, the Trustee as custodian for the Holder of the security bearing this Unit Legend, shall exercise such Warrants in accordance with the provisions of the Warrant Agreement.

Election of Exchange.  The undersigned registered holder of the security
--------------------
represented hereby elects to separate its Notes and Warrants and to exchange this security (representing ownership of 40,000 Warrants evidenced by Warrant Certificates deposited with the Trustee) for a new Note in the principal amount hereof and a Warrant Certificate in the amount of said 40,000 Warrants.

The undersigned registered holder of the security represented hereby irrevocably instructs the Trustee (A) to issue in the name of the undersigned registered holder a new Note (CUSIP 15134BAA0) not containing the above Unit Legend in the principal amount equal to the principal amount hereof and (B) to deliver this security to the Warrant Agent pursuant to the provisions of the Warrant Agreement with instructions to issue in the name of, or release to, such holder a Warrant Certificate (CUSIP 15134B110) representing the number of Warrants equal to the number of Warrants represented by this security and to issue a new Warrant Certificate to replace the Warrant Certificate held on deposit by the Trustee as custodian representing the number of Warrants equal to the difference between (x) the number of Warrants represented by the Warrant Certificate so held on deposit and (y) the number of Warrants represented by this security.

     Dated:

     Name of Holder of this security:________________________
     Address:       _____________________________________
                                   ________________________________
     Signature:______________________________________

     Note: The above signature must correspond with the name as written upon the face of this security in every particular, without alteration or enlargement whatever and if the certificate representing any principal amount at maturity of this security or the associated Warrants is to be registered in a name other than that in which this security is registered.

                      14% Senior Discount Notes due 2005

     No. 1                                                       $



                        CENTENNIAL COMMUNICATIONS CORP.



     promises to pay to CEDE & CO.

     or registered assigns,

     the principal sum of

     on January 1, 2005.

     Interest Payment Dates:  January 1 and July 1, commencing July 1, 2003

     Record Dates:  December 15, and June 15

     Issue Date: January   , 1998

                                         Dated: January   , 1998

                                         Centennial Communications Corp.

                                         By: /s/ Michael N. Simkin
                                            -------------------------
                                           Name: Michael N. Simkin
                                           Title: Chief Executive Officer

                                              (SEAL)

                                         By: /s/ Bernard G. Dvorak
                                            -------------------------
                                           Name: Bernard G. Dvorak
                                           Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

State Street Bank and Trust Company,
as Trustee

By: [illegible signature]
    ---------------------

                      14% Senior Discount Notes due 2005



  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


  1. INTEREST. No interest will accrue on the Notes until January 1, 2003 (the "Full Accretion Date") but the Accreted Value (as defined in the Indenture) will accrete (representing the amortization of original issue discount) between the date of original issuance and such date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount of the Notes on the Full Accretion Date. Centennial Communications Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 14% per annum from January 15, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

  3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

  4. INDENTURE AND PLEDGE AGREEMENT. The Company issued the Notes under an Indenture dated as of January 15, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (SS) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $40.0 million in aggregate principal amount at maturity; provided, however, that on or prior to February 13, 1998, the Company may issue up to an additional $20.0 million in aggregate principal amount of Notes at maturity under the circumstances contemplated by that certain Purchase Agreement, dated January 12, 1998, among the Company, Salomon Brothers Inc and Prudential Securities Incorporated. Such additional Notes, if any, shall be treated for all purposes as "Notes" under the Indenture. The Notes are secured by a pledge of (i) 100% of the Capital Stock of SMR Direct USA, Inc. and all future domestic direct Restricted Subsidiaries of the Company and (ii) 100% of the Capital Stock (other than Excluded Stock) of each of the Cayman Entities and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company pursuant to the Pledge Agreement referred to in the Indenture.

  5.  OPTIONAL REDEMPTION.

  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to January 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:



          Year                                     PERCENTAGE
          ----                                     ----------
          2003...................................   114.00%
          2004...................................   107.00%



The Notes shall be redeemable at 100% of the principal amount on January 1, 2005.


   (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time on or before January 1, 2001, the Company may, on any one or more occasions, redeem up to a maximum of 25% in aggregate principal amount of maturity of Notes at a redemption price equal to 114% of the Accreted Value thereof (determined at the redemption date) plus accrued and unpaid Liquidated Damages, if any, to the date of redemption, with the net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock in a public or private offering to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be used for such purpose as provided in the definition thereof; provided that at least 75% aggregate principal amount at maturity of the Notes remain outstanding immediately after the occurrence of each such redemption; provided, further, that with respect to any private offering of Qualified Capital Stock of the Company to an Affiliate of the Company (or to any person who would be an Affiliate of the Company upon consummation of any such offering), such Qualified Capital Stock shall be issued and sold at a price no lower than (i) the price at which the Qualified Capital Stock is being sold to Persons that are not Affiliates of the Company in such offering if such Persons are purchasing a majority of the Qualified Capital Stock being sold in such offering or (ii) in all other cases, the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such public or private offering.


   6.  MANDATORY REDEMPTION.


   Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

   7.  REPURCHASE AT OPTION OF HOLDER.


   (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase (or if such Change of Control Offer is consummated prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid liquidated damages, if any). Within 20 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.


   (b) When the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon, to the date of purchase (if such offer is prior to the Full Accretion Date) or 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (if such offer is on or after the Full Accretion
Date), in accordance with the procedures set forth in the Indenture. To the extent that the Accreted Value or the aggregate amount, as the case may be, of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any such remaining Excess Proceeds for general corporate purposes. If the Accreted Value or the aggregate principal amount, as the case may be, of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

   (c) Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer or Change of Control Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

   8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 in principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 in principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on Notes or portions thereof called for redemption (or, if such redemption date is prior to the Full Accretion Date, the Notes, or any portion of them called for redemption, cease to accrete).

   9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 in principal amount at maturity and integral multiples of $1,000 in principal amount at maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

   10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

   11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


   12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10,
4.17 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 90 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; (viii) breach by the Company of any representation or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Company of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Company for any reason; (ix) default by the Company in the performance of any covenant set forth in the Escrow Agreement, or repudiation by the Company of its obligations under the Escrow Agreement or the unenforceability of the Escrow Agreement against the Company for any reason; or
(x) breach by the Company of the registration rights provisions of the Warrant Agreement. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal or premium, if any, interest or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


   13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

   14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

   15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Notes Registration Rights Agreement dated as of January 15, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

   18.  CONTINGENT WARRANTS.   In the event that the Company does not consummate
a Qualified Public Offering of its Qualified Capital Stock on or prior to January 1, 2001, pursuant to Section 4.19 of the Indenture and in accordance with the terms of the Warrant Agreement between the Company and the Initial Purchasers, the Company will issue Contingent Warrants to Holders of the Notes. Such Contingent Warrants will be exercisable for 7.5% of the Common Stock of the Company on a fully diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants; provided that if the Company consummates a public or private offering or offerings of its Qualified Capital Stock resulting in aggregate gross proceeds of at least $25 million, the Company shall have until June 30, 2002 to consummate a Qualified Public Offering.

   19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Centennial Communications Corp.
         1610 Wynkoop Street, Suite 300
         Denver, Colorado  80202
         Attention:  Chief Financial Officer

                                Assignment Form



   To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:______________


                                 Your Signature:_______________________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)


Signature Guarantee.

                      Option of Holder to Elect Purchase


      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.17 of the Indenture, check the box below:


      [_]Section 4.10            [_]Section 4.17


      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $___________



Date:_________________                   Your Signature:________________________
                                                     (Sign exactly as your name
                                                      appears on the Note)


                                         Tax Identification No.:________________


Signature Guarantee.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


Date of Exchange     Amount of decrease in    Amount of increase in     Principal Amount         Signature of
----------------       Principal Amount         Principal Amount         at maturity of      authorized officer of
                        at maturity of           at maturity of         this Global Note       Trustee or Note
                       this Global Note         this Global Note     following such decrease      Custodian
                     ---------------------    ---------------------       (or increase)      ---------------------
                                                                     -----------------------